UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement

Purchase Agreement

On November 10, 2015, ACETO Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $125 million aggregate principal amount of 2.00% Convertible Senior Notes due 2020 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers the right to purchase, within a 13-day period beginning on, and including, the date of first issuance of the Notes, up to an additional $18.75 million aggregate principal amount of the Notes on the same terms and conditions, solely to cover over-allotments.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes, on November 10, 2015, the Company entered into privately negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (collectively, the “Counterparties”), affiliates of certain of the Initial Purchasers. The Company will pay an aggregate amount of approximately $23.6 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, 3,763,363 shares of the Company’s common stock, the same number of shares underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes and/or offset any cash payments in excess of the principal amount of the converted Notes the Company is required to make in the event that the market value per share of the Company’s common stock, as measured under the Convertible Note Hedge Transactions at the time of exercise, is greater than the strike price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions. The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by the confirmations for the Convertible Note Hedge Transactions attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on November 10, 2015 the Company separately entered into privately negotiated warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments and the net share settlement provisions contained therein, 3,763,363 shares of the Company’s common stock at an initial strike price of $44.7125 per share, which represents a premium of 75% over the last reported sale price of the Company’s common stock of $25.55 on November 10, 2015. The Company will receive aggregate proceeds of $11.9 million from the sale of the Warrants to the Counterparties. The Warrants will be sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by the confirmations for the Warrant transactions attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Indenture

At the closing of the Notes offering, which is expected to occur on November 16, 2015, the Company will enter into an Indenture relating to the issuance of the Notes (the “Indenture”), by and between the Company and Citibank, N.A., as trustee (the “Trustee”). The Indenture will include a description of the terms of the Notes, as summarized herein. The Notes will bear interest at a rate of 2.00% per year, payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2016. The Notes will mature on November 1, 2020, unless earlier repurchased by the Company or converted pursuant to their terms.

The initial conversion rate of the Notes is 30.1069 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $33.21 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding May 1, 2020, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after December 31, 2015 (and only during such calendar quarter), if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the conversion price on such trading day; (2) during the five business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of the Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On or after May 1, 2020, until the close of business on the second scheduled trading day immediately preceding the November 1, 2020 maturity date, holders of the Notes may convert all or a portion of their Notes, at any time. Upon conversion, the Notes will be settled in cash, shares of the Company’s common stock or any combination thereof at the Company’s option, subject to certain limitations described in the Indenture.

The Company may not redeem the Notes prior to the November 1, 2020 maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indenture).

The Notes are the Company’s general unsecured obligations and will rank equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to the Notes; effectively rank junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the relevant maturity of the Notes:

(1)           default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)           default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)           the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and that failure continues for three business days;

(4)           the Company’s failure to give a fundamental change notice as described under the Indenture, when due;

(5)           the Company’s failure to comply with certain obligations under the Indenture in connection with a business combination;

(6)           the Company’s failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by holders, must also be given to the Trustee) has been received by the Company to comply with any of the Company’s agreements contained in the Notes or the Indenture (other than a covenant or warranty default or breach that is specifically provided for elsewhere in the listing of defaults or which does not apply to the Notes);

(7)           default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in an aggregate amount greater than $5,000,000 (or its foreign currency equivalent at the time), whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable, or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; if such default is not cured or waived, or such acceleration is not rescinded, within 30 days, after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding, in accordance with the Indenture;

(8)           certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC; or

(9)           a final judgment or judgments for the payment, in the aggregate, of $5,000,000 (or its foreign currency equivalent at the time) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any of the Company’s subsidiaries by a court of competent jurisdiction, which judgment or judgments are not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default other than an event of default arising under clause (8) above with respect to the Company occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of then outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all then outstanding Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In addition, upon an event of default arising under clause (8) above with respect to the Company, 100% of the principal and accrued and unpaid interest on the notes will automatically become due and payable immediately.

The Indenture and the form of Global 2.00% Convertible Senior Notes due 2020 will be attached as exhibits to a Current Report on Form 8-K of the Company to be filed after the closing of the Notes offering, which, as stated above, is expected to occur on November 16, 2015.

Amendment of the Credit Agreement

On November 10, 2015, Amendment No. 1 to the Amended and Restated Credit Agreement, (the “A&R Credit Agreement”) dated as of October 28, 2015, by and among the Company, the other loan parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto (the “Amendment”), was executed. The effect of the Amendment is to permit the issuance of the Notes, the Convertible Note Hedge Transactions, the Warrants and the transactions related to the foregoing. The amendment adds a minimum liquidity test to the A&R Credit Agreement which, so long as the Notes remain outstanding, requires the Company to maintain, during the period commencing on the date that occurs 181 days prior to the maturity of the Notes (the “Note Maturity Date”) and ending on the Note Maturity Date, a minimum liquidity of at least the sum of (x) the aggregate outstanding principal amount of the Notes at such time and (y) $20,000,000, provided that the Company shall not be required to maintain such minimum liquidity if it shall have demonstrated, to the reasonable satisfaction of the Administrative Agent, that the Company has made, and shall maintain, alternative arrangements to provide for the repayment and/or refinancing in full of the Notes on or prior to the Note Maturity Date.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02           Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01           Other Events.

On November 11, 2015, the Company issued a press release announcing the pricing of the Notes. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated November 10, 2015, by and among ACETO Corporation and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein.

10.2	Convertible Note Hedge Confirmation, dated November 10, 2015, between ACETO Corporation and Wells Fargo Bank, National Association.

10.3	Convertible Note Hedge Confirmation, dated November 10, 2015, between ACETO Corporation and JPMorgan Chase Bank, National Association.

10.4	Warrant Confirmation, dated November 10, 2015, between ACETO Corporation and Wells Fargo Bank, National Association.

10.5	Warrant Confirmation, dated November 10, 2015, between ACETO Corporation and JPMorgan Chase Bank, National Association.

10.6	Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of October 28, 2015, by and among Aceto Corporation, the other loan parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto.

99.1	Press Release, dated November 11, 2015, announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: November 12, 2015	By:	/s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated November 10, 2015, by and among ACETO Corporation and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein.

10.2	Convertible Note Hedge Confirmation, dated November 10, 2015, between ACETO Corporation and Wells Fargo Bank, National Association.

10.3	Convertible Note Hedge Confirmation, dated November 10, 2015, between ACETO Corporation and JPMorgan Chase Bank, National Association.

10.4	Warrant Confirmation, dated November 10, 2015, between ACETO Corporation and Wells Fargo Bank, National Association.

10.5	Warrant Confirmation, dated November 10, 2015, between ACETO Corporation and JPMorgan Chase Bank, National Association.

10.6	Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of October 28, 2015, by and among Aceto Corporation, the other loan parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto.

99.1	Press Release, dated November 11, 2015, announcing the pricing of the Notes.